Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) of Regulation 13D-G of the Securities Exchange Act of 1934, the persons or entities below agree to the joint filing on behalf of each of them of the Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of The Bear Stearns Companies Inc., and agree that such statement is, and any amendments thereto filed by any of them will be, filed on behalf of each of them, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Dated: April 3, 2008

JPMORGAN CHASE & CO.

By:	/s/ Anthony J. Horan
Name:	Anthony J. Horan
Title:	Corporate Secretary

J.P. MORGAN SECURITIES INC.

By:	/s/ Anthony J. Horan
Name:	Anthony J. Horan
Title:	Assistant Secretary

J.P. MORGAN VENTURES CORPORATION

By:	/s/ Kathleen A. Juhase
Name:	Kathleen A. Juhase
Title:	Assistant Secretary

J.P. MORGAN WHITEFRIARS INC.

By:	/s/ Colleen A. Meade
Name:	Colleen A. Meade
Title:	Assistant Secretary